Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of Boqii Holding Limited of our report dated July 27, 2022 relating to the financial statements of Boqii Holding Limited, which appears in Boqii Holding Limited’s Annual Report on Form 20-F for the year ended March 31, 2022. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers Zhong Tian LLP

Shanghai, People’s Republic of China

October 18, 2022